Exhibit 10.8

AMRIZE LTD
 2025 EMPLOYEE STOCK PURCHASE PLAN

Section 1.           Purpose of Plan; Share Reserve.

The name of the Plan is the Amrize Ltd 2025 Employee Stock Purchase Plan (the “Plan”).  The purpose of the Plan is to provide eligible employees of the Company and each Designated Company with opportunities to purchase shares of Common Stock.

The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”).  It is the intention of the Company to have the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and the 423 Component shall be interpreted in accordance with that intent.  Under the Non-423 Component, which does not qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, Options shall be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for the applicable Eligible Employees.  Except as otherwise provided herein, the Non-423 Component shall operate and be administered in the same manner as the 423 Component.

[__] shares of Common Stock have been approved and reserved for this purpose.

Section 2.           Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)         “423 Component” has the meaning set forth in Section 1 hereof.

(b)         “Acquisition Price” means the cash payment for each share surrendered in a Reorganization Event.

(c)        “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

(d)       “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(e)         “Articles of Association” means the articles of association of the Company, as may be amended and/or restated from time to time.

(f)          “Board” means the Board of Directors of the Company.

(g)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(h)       “Committee” means any committee or subcommittee the Board may appoint to administer the Plan.  Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (as amended) and (ii) any other qualifications required by any applicable stock exchange on which the Common Stock is traded.  If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee.  Except as otherwise provided in the Articles of Association or the Company’s organizational regulations, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(i)         “Common Stock” means the ordinary shares, nominal amount $[__] per share, of the Company.

(j)         “Company” means Amrize Ltd, a corporation (Aktiengesellschaft) incorporated in the Canton of Zug, Switzerland (or any successor company).

(k)        “Compensation” means the amount of base pay paid to an Eligible Employee by any Designated Company as compensation for services to the Designated Company, prior to salary reduction (such as pursuant to Sections 125, 132(f) or 401(k) of the Code), but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains related to Company stock options or other share-based awards , imputed income arising under any group insurance or benefit program, and similar items.  The Administrator shall (x) have the discretion to determine the application of this definition to Participants outside the United States and (y) be permitted to make modifications to the definition of Compensation for one or more Offerings as deemed appropriate by the Administrator in its sole discretion.

(l)          “Designated Company” means any present or future Subsidiary or Affiliate that has been designated by the Administrator to participate in the Plan.  The Administrator may so designate any Subsidiary or Affiliate, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the shareholders, and may further designate such Designated Companies or Participants as participating in the 423 Component or the Non-423 Component.  The Administrator may also determine which Subsidiaries, Affiliates or Eligible Employees may be excluded from participation in the Plan, to the extent consistent with Section 423 of the Code or as implemented under the Non-423 Component, and determine which Designated Company or Companies shall participate in separate Offerings (to the extent that the Company makes separate Offerings).  For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies; provided, however, that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.

(m)        “Effective Date” has the meaning set forth in Section 23.

(n)         “Eligible Employees” has the meaning set forth in Section 4(a) hereof.

(o)        “Enrollment Form” means an agreement, which may be electronic, pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering.

(p)         “Exercise Date” means the last day of a Purchase Period.

(q)       “Fair Market Value” of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, that except as otherwise provided herein, (i) if the Common Stock or other security is admitted to trading on the New York Stock Exchange or the Nasdaq Global Select Market, the fair market value on any date shall be the closing sale price reported on such exchange on such date, or if no shares were traded on such exchange on such date, on the last preceding date for which there was a sale of a share of Common Stock or other security on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share of Common Stock or other security in such over-the-counter market for the last preceding date on which there was a sale of such share of Common Stock or other security in such market.

(r)          “Non-423 Component” has the meaning set forth in Section 1 hereof.

(s)        “Offering” means an offering to Eligible Employees to purchase Common Stock under the Plan.  Unless otherwise determined by the Administrator, each Offering under the Plan in which Eligible Employees of one or more Designated Companies may participate may be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering are identical, and the provisions of the Plan will separately apply to each Offering.  With respect to Offerings under the 423 Component, the terms of separate Offerings need not be identical provided that all Eligible Employees granted an Option in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; Offerings under the Non-423 Component need not satisfy such requirements.

(t)         “Offering Date” means the first day of an Offering.

(u)         “Option” has the meaning set forth in Section 10.

(v)        “Option Price” has the meaning set forth in Section 10.

(w)         “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

(x)          “Participant” means an individual who is eligible as determined in Section 4 and who has complied with the provisions of Section 6.

(y)        “Person” has the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934 (each as amended), as modified and used in Sections 13(d) and 14(d) thereof.

(z)        “Plan” has the meaning set forth in Section 1 hereof.

(aa)       “Purchase Period” means the period of time specified within an Offering beginning on the Offering Date ending on the Exercise Date.

(bb)       “Reorganization Event” means: (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s aggregate outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the aggregate outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction; (iii) the sale of all of the Common Stock to an unrelated person, entity or group thereof acting in concert; or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

(cc)       “SEC” means the United States Securities and Exchange Commission.

(dd)        “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

Section 3.           Administration.

(a)          The Plan shall be administered by the Administrator.  The Administrator has full power and authority to:

(1)
adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable and appoint such agents as it deems appropriate for the proper administration of the Plan;

(2)
interpret and construe, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Enrollment Form or other instrument or agreement relating to the Plan;

(3)	determine the terms and conditions of any right to purchase shares of Common Stock under the Plan;

(4)
make all determinations and take all actions it deems advisable for the administration of the Plan, including to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside the United States, such as adopting rules and procedures regarding payment of interest (if any), conversion of local currency, payroll tax (including handling of social security, pension and insurances, where applicable), withholding procedures that vary with local requirements outside of the United States, and adopting sub-plans applicable to particular Designated Companies or locations, which sub-plans may be necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 14 below;

(5)
determine eligibility and decide all disputes arising in connection with the Plan, including whether Eligible Employees will participate in the 423 Component or the Non-423 Component and which Subsidiaries and Affiliates will be Designated Companies under the 423 Component or the Non-423 Component;

(6)
amend an outstanding right to purchase shares of Common Stock, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 18 or Section 19 (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Option Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan; and

(7)	otherwise supervise and take any other actions necessary or desirable for the administration of the Plan.

(b)       All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. Subject to applicable laws and regulations, the Board or the Committee may delegate administrative authority hereunder to an officer of the Company or to such other individual or group as the Board or Committee may determine in its discretion.  No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

Section 4.           Eligibility.

(a)         All individuals classified as employees on the payroll records of the Company and each Designated Company are eligible to participate in any one or more of the Offerings under the Plan, provided that, unless otherwise determined by the Administrator or required by applicable law or regulations, as of the Offering Date of the applicable Offering, such employee (i) has been employed by the Company or a Designated Company for at least three (3) months of service since the employee’s hire date and (ii) is customarily employed by the Company or a Designated Company for more than 20 hours a week and for more than five months in any calendar year (“Eligible Employees”).  Notwithstanding any other provision herein, individuals who are not classified as employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system on the Offering Date of the applicable Offering are not considered to be “Eligible Employees” of the Company or any Designated Company and shall not be eligible to participate in the Plan with respect to such Offering.  In the event any such individuals are reclassified as employees of the Company or a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation.  Notwithstanding the foregoing, the exclusive means for individuals who are not classified as of an Offering Date as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system to become eligible to participate in an Offering under this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

(b)       For purposes of the Plan, in accordance with Treas. Reg. § 1.421-1(h)(2), the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Company that does not exceed three months and during any period longer than three months if the individual’s right to reemployment is guaranteed by statute or contract.

(c)      Notwithstanding the foregoing, Eligible Employees who are “highly compensated employees” of the Company or any Designated Company (within the meaning of Section 414(q) of the Code), or a sub-set of such Eligible Employees who are “highly compensated employees,” may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employees is not advisable or practicable for any reason.

(d)      The Company retains the discretion to determine which Eligible Employees may participate in the Non-423 Component and the 423 Component pursuant to and consistent with Treasury Regulation §§ 1.423-2(e) and (f).

(e)      The foregoing notwithstanding, an Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction , if complying with the laws of the applicable jurisdiction would cause the 423 Component to violate Section 423 of the Code , or if such individual is subject to a collective bargaining agreement that does not provide for participation in the Plan.  In the case of the Non-423 Component or any Offering thereunder, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

Section 5.           Offerings.

(a)        The Company will make one or more Offerings to Eligible Employees to purchase Common Stock under the Plan.  The Administrator shall, in its discretion, designate the period of any Offering, provided that no Offering shall exceed 27 months in duration.  Unless the Administrator otherwise determines, each Offering shall be for a Purchase Period of six (6) months, beginning on the Offering Date and ending on the Exercise Date.

(b)        Subject to applicable law, the Administrator, or its delegate, retains the discretion to impose trading restrictions or holding requirements on Common Stock purchased with respect to a particular Offering.  If the Administrator elects to impose such restrictions or requirements, the restrictions or requirements will be described in the enrollment materials for the applicable Offering.

Section 6.           Participation.

(a)        Participants on Offering Date.  An Eligible Employee may elect to participate in the Plan by properly completing and submitting an Enrollment Form (in the manner described in Section 6(b)) at least 15 business days before the Offering Date of an Offering (or by such other deadline as shall be established by the Administrator for such Offering) and in accordance with enrollment procedures established by the Administrator.  Participation in the Plan is entirely voluntary.

(b)         Enrollment.  The Enrollment Form shall (i) state a whole percentage to be deducted from an Eligible Employee’s Compensation per pay period during an Offering, (ii) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (iii) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 12.  An employee who does not enroll in an Offering in accordance with these procedures shall be deemed to have waived participation in such Offering.

(c)         Automatic Re-Enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offerings unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 8, (ii) withdraws from the Plan in accordance with Section 9, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.

(d)          Electronic Submission of Enrollment Form. The Administrator may specify that Enrollment Forms to be submitted to the Company pursuant to this Section 6 or Section 9 are to be submitted electronically via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Administrator.

(e)          Notwithstanding the foregoing, participation in the Plan shall neither be permitted nor denied contrary to the requirements of the Code.

Section 7.           Employee Contributions.

Each Eligible Employee may, by submitting an Enrollment Form as described in Section 6(b), authorize payroll deductions, in whole percentages, at a minimum of 1% up to a maximum of 15% of such employee’s Compensation, to be deducted on a pro rata basis for each pay period during an Offering.  Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the last day of the Offering. Payroll deductions shall be made in accordance with the Eligible Employee’s election; however, due to rounding or other administrative reasons, the actual percentage contributed may be less than the elected percentage.  The Company shall maintain notional book accounts showing the amount of payroll deductions made by each Participant for each Purchase Period, but the Company will not hold payroll deductions in a trust or in any segregated account, unless otherwise determined by the Administrator or required by applicable law.  No interest shall accrue or be paid on payroll deductions, except as may be required by applicable law.  If payroll deductions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Administrator in its discretion), the Administrator may require Participants to contribute to the Plan by such other means as determined by the Administrator.  Any reference to “payroll deductions” in this Section 7 (or in any other section of the Plan) shall similarly cover contributions by other means made pursuant to this Section 7.

Section 8.           Deduction Changes.

Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 7) by filing a new Enrollment Form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).  The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

Section 9.           Withdrawal.

A Participant may withdraw from participation in the Plan by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw (in accordance with such procedures as may be established by the Administrator).  The Participant’s withdrawal shall be effective as of the next business day.  Following a Participant’s withdrawal, the Company shall promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal).  Partial withdrawals are not permitted.  Such an employee may not begin participation again during the remainder of the Offering but may enroll in a subsequent Offering in accordance with Section 6.

Section 10.          Grant of Options.

On each Offering Date, the Company shall grant to each Participant in the Plan an option (“Option”) to purchase, on the Exercise Date and at the Option Price hereinafter provided for, the lesser of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) [___] shares of Common Stock or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering (in each case subject to adjustment pursuant to Section 18 or Section 19); provided, however, that such Option shall be subject to the limitations set forth below.  Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date.  With respect to an Offering, the purchase price for each share purchased under each Option (the “Option Price”) for such Offering shall be 85% (or such greater percentage as designated by the Administrator, but in any event not to exceed 95%) of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less ; provided, that notwithstanding the foregoing, the Administrator may determine in advance of an Offering that the Option Price for such Offering shall be 85% (or such greater percentage as designated by the Administrator, but in any event not to exceed 95%) of the Fair Market Value of the Common Stock on the Offering Date (without regard to whether the Fair Market Value of the Common Stock on the Exercise Date for such Offering may be less).

Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary.  For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant.  In addition, no Participant may be granted an Option which permits the Participant’s rights to purchase stock under the Plan, and any other employee stock purchase plan (described in Section 423 of the Code) of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time.  The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

Section 11.          Exercise of Option and Purchase of Shares.

Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as the Participant’s accumulated payroll deductions on such date shall purchase at the Option Price, subject to any other limitations contained in the Plan.  Unless otherwise determined by the Administrator in advance of an Offering, any amount remaining in a Participant’s account after the purchase of shares on an Exercise Date of an Offering solely by reason of the inability to purchase a fractional share shall be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering shall be refunded to the Participant promptly.

Section 12.          Issuance of Certificates.

Participants will not have any voting, dividend, or other rights of a shareholder with respect to the shares of Common Stock until such shares have been delivered pursuant to this Section 12.  All transactions under this Plan are subject to the Company’s insider trading policy as may be in effect from time to time. This includes any blackout period prohibition or requirement to obtain mandatory pre-clearance of transactions such as enrollment, withdrawal, or trading.  If the standard enrollment period is scheduled to occur during a blackout period, arrangements will be made to allow for restricted insiders to update their elections during the preceding open trading window.

Section 13.          Rights on Termination or Transfer of Employment.

If a Participant’s employment terminates for any reason, or if the Participant’s employment status changes such that the Participant is no longer an Eligible Employee, before the Exercise Date for any Purchase Period, no payroll deduction shall be taken from any pay due and owing to the Participant and the balance in the Participant’s notional account shall be paid, as if such Participant had withdrawn from the Plan under Section 9, to such Participant or, in the case of such Participant’s death, to (i) the legal representative of the Participant’s estate; or (ii) if no such legal representative has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate.  An employee shall be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Company, ceases to be a Subsidiary or Affiliate, or if the employee is transferred to any corporation other than the Company or a Designated Company.  Unless otherwise determined by the Administrator, a Participant whose employment transfers between, or whose employment terminates with an immediate rehire (with no break in service) by, Designated Companies or a Designated Company and the Company shall not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option shall be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code.  If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Option shall remain non-qualified under the Non-423 Component.

Section 14.          Special Rules and Sub-Plans.

Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to the employees of a particular Designated Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Company has employees, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contribution by other means, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that if such special rules or sub-plans are inconsistent with the requirements of Section 423 of the Code, the employees subject to such special rules or sub-plans shall participate in the Non-423 Component, and Options granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code.

Section 15.          Optionees Not Shareholders.

Neither the granting of an Option to a Participant nor the deductions from a Participant’s pay shall result in such Participant becoming a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to such Participant.

Section 16.          Rights Not Transferrable.

Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during the Participant’s lifetime only by the Participant.

Section 17.          Application of Funds.

All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.

Section 18.          Adjustment in Case of Changes Affecting Common Stock.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off, or other similar change in capitalization or event, any distribution to holders of Common Stock other than an ordinary cash dividend, or any other change affecting the Common Stock, (i) the number and class of shares approved for the Plan, (ii) the Option Price, and (iii) the share limitation set forth in Section 10 shall be equitably or proportionately adjusted to the extent determined by the Administrator to give proper effect to such event, in accordance with applicable law.

Section 19.          Reorganization Events. In connection with a Reorganization Event, the Administrator shall take any one or more of the following actions as to outstanding Options on such terms as the Administrator determines:

(a)       provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

(b)       upon written notice to Participants, provide that all outstanding Options will be terminated as of the effective date of the Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Administrator in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event;

(c)      upon written notice to Participants, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to the Participant on such date;

(d)       in the event of a Reorganization Event under the terms of which holders of common stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event, make or provide for a cash payment to a Participant equal to (1) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (2) the aggregate Option Price of such Option, in exchange for the termination of such Option;

(e)       provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof); or

(f)          any combination of the foregoing.

For purposes of clause (a) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities, or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Administrator) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

In addition, with respect to any outstanding Option under the 423 Component of the Plan, any action taken under this Section 19 shall be consistent with the intent that such Options comply with Section 423 of the Code, unless otherwise expressly determined by the Administrator.  The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other Reorganization Event.

Section 20.          Amendment of the Plan.

The Administrator may at any time and from time to time amend the Plan in any respect, except that, without the approval within 12 months of such Administrator action by the shareholders of the Company, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require shareholder approval under the requirements of any stock exchange upon which the shares may then be listed or in order for the 423 Component of the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.  In no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

Section 21.          Suspension of the Plan.

The Administrator may, at any time, suspend the Plan; provided that the Company shall provide notice to the Participants prior to the effectiveness of such suspension.  The Administrator may resume the operation of the Plan following any such suspension; provided that the Company shall provide notice to the Participants prior to the date of termination of the suspension period.  A Participant shall remain a Participant in the Plan during any suspension period (unless the Participant withdraws pursuant to Section 9).  However, no Options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant, during the suspension period.

Section 22.          Insufficient Shares.

If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned in a manner consistent with the requirements of Section 423(b)(4) and (5) of the Code and the regulations thereunder among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

Section 23.          Effective Date and Shareholder Approval.

The Plan was adopted on [__], 2025, subject to approval by the Company’s shareholders, and became effective on [__], 2025 (the “Effective Date”).

Section 24.          Termination of the Plan.

The Plan may be terminated at any time by the Administrator.  Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.  The Plan shall automatically terminate on the ten-year anniversary of the date the Plan is approved by the Company’s shareholders.

Section 25.          Governmental Regulations.

The Company’s obligation to sell and deliver Common Stock under the Plan is subject to the completion of any registration or qualification of the Common Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law, or under rulings or regulations of the SEC or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company may, in its absolute discretion, deem necessary or advisable.  The Company is under no obligation to register or qualify the Common Stock with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of such stock.  If, pursuant to this Section 25, the Administrator determines that the shares of Common Stock will not be issued to any Participant, all accumulated payroll deductions will be promptly refunded, without interest (unless otherwise required pursuant to applicable law), to the Participant, without any liability to the Company or any of its Affiliates.

Section 26.          Issuance of Shares.

Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

Section 27.          Tax Withholding.

Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax (including social security, pension and insurance contributions, where applicable) requirements on income the Participant realizes in connection with the Plan.  Each Participant agrees, by entering the Plan, that the Company or any Subsidiary or Affiliate may, but shall not be obligated to, withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary or Affiliate to meet applicable tax obligations, including any withholding required to make available to the Company or any Subsidiary or Affiliate any tax deductions or benefits attributable to the sale or disposition of Common Stock by such Participant.  In addition, the Company or any Subsidiary or Affiliate may, but shall not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding that the Company or any Subsidiary or Affiliate deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f) with respect to the 423 Component.  The Company shall not be required to issue any Common Stock under the Plan until such obligations are satisfied.

Section 28.          Section 409A.

The 423 Component of the Plan is exempt from the application of Section 409A of the Code and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code.  The Non-423 Component is intended to be exempt from the application of Section 409A of the Code as Options granted thereunder are intended to constitute “short term deferrals” and any ambiguities herein shall be interpreted such that those Options shall so be exempt from Section 409A of the Code.  In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an Option under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such Options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code.  Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto.  The Company makes no representation that the Option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.

Section 29.          Notification Upon Sale of Shares Under 423 Component.

Each Participant agrees, by entering the 423 Component of the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.

Section 30.          Equal Rights and Privileges.

Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees participating in the 423 Component shall have the same rights and privileges.

Section 31.          General.

(a)         No Right to Options; No Shareholder Rights; No Right to Employment.  No person shall have any right to be granted any Option under the Plan. No person shall have any rights as a shareholder with respect to any Common Stock to be issued under the Plan prior to the issuance thereof.  The grant of an Option shall not be construed as giving any person the right to be retained in the employ of the Company or any Subsidiary or Affiliate.  Further, the Company and each Subsidiary and Affiliate expressly reserves the right at any time to dismiss an employee free from any liability or any claim under the Plan, except as expressly provided herein.

(b)         Successors and Assigns.  The Plan shall be binding on the Company and its successors and assigns.

(c)         Entire Plan.  This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

(d)         Compliance with Applicable Law.  The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations.  Common Stock shall not be issued with respect to a right to purchase unless the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934 (each as amended) and the requirements of any stock exchange upon which the shares may then be listed.

(e)         Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

(f)          Incapacity.  Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of accepting receipt shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board, the Administrator, the Company and any Designated Company, and all other parties with respect thereto.

(g)          Headings and Captions; Rules of Construction.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.  Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder.  Except where otherwise indicated, references to Sections are references to sections of this Plan.

(h)         Unfunded Status of Plan.  The Plan is unfunded and shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any Participant (or beneficiary thereof), on the one hand, and the Company, any Designated Company, the Board, the Administrator, or any other person, on the other hand.

(i)            Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.